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                               EXHIBIT INDEX

4.26      Form of Guarantor(SM) Withdrawal Benefit (form 273567-E).

4.27      Form of Guarantor(SM) Withdrawal Benefit (form 272875-E).

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.2 Consent of Independent Registered Public Accounting Firm for RiverSource Innovations(SM) Classic Select Variable Annuity.

10.4 Consent of Independent Registered Public Accounting Firm for RiverSource Innovations Select(SM) Variable Annuity.

10.5 Consent of Independent Registered Public Accounting Firm for RiverSource Endeavor Select(SM) Variable Annuity.

10.7 Consent of Independent Registered Public Accounting Firm for Evergreen New Solutions Select Variable Annuity.

10.9 Consent of Independent Registered Public Accounting Firm for Wells Fargo Advantage(R) Select Variable Annuity.